Form N-SAR, Sub-Item 77q1(e)
Any new or amended investment advisory contracts

Nuveen Select Maturities Municipal Fund
33-50008
811-7056

We hereby incorporate by reference the form of the new Investment Management Agreement filed in Proxy materials in the SEC filing on August
22, 2007, under Conformed Submission Type DEF
14A, accession number 0000950134-07-018721.